As filed with the U.S. Securities and Exchange Commission on October 20, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

HighPeak Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1381	84-3533602
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

	421 W. 3rd Street, Suite 1000 Fort Worth, Texas 76102 (817) 850-9200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jack Hightower Chief Executive Officer 421 W. 3rd Street, Suite 1000 Fort Worth, Texas 76102 (817) 850-9200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Sarah K. Morgan Vinson & Elkins L.L.P. 1001 Fannin Street, Suite 2500 Houston, Texas 77002 (713) 758-2222	Michael A. Hedge Jason C. Dreibelbis K&L Gates LLP 1 Park Plaza, Twelfth Floor Irvine, California 92614 (949) 623-3519

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-258853

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common stock, par value $0.0001 per share	575,000	$10.00	$5,750,000	$533.03
Total			$5,750,000	$533.03

(1)

Represents only the additional number of shares of common stock being registered, and includes 75,000 additional shares of common stock issuable upon exercise of the underwriters’ option to purchase additional shares. Does not include the securities that the registrant previously registered on the Registration Statement on Form S-1 (File No. 333-258853), originally filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 16, 2021, as further amended on October 18, 2021 and October 19, 2021, and declared effective by the SEC on October 20, 2021 (the “Prior Registration Statement”).

(2)	Based off the public offering price.

(3)

The registrant previously paid $6,737.48 for the registration of $61,755,000.00 of proposed maximum aggregate offering price in the filing of Prior Registration Statement. The registrant certifies to the SEC that it has instructed its bank to pay the SEC the filing fee set forth above for the additional securities being registered hereby by wire transfer as soon as practicable (but in any event no later than the close of business on October 21, 2021), that it will not revoke such instructions and that it has sufficient funds in such account to cover the amount of such filing fee.

This Registration Statement shall become effective upon filing with the U.S. Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE

HighPeak Energy, Inc., a Delaware corporation (the “registrant”), is filing this registration statement on Form S-1 with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement relates to the public offering of securities contemplated by the registration statement on Form S-1 (File No. 333-258853) (the “Prior Registration Statement”), originally filed with the SEC on August 16, 2021, as further amended on October 18, 2021 and October 19, 2021, and which the SEC declared effective on October 20, 2021.

The registrant is filing this registration statement for the sole purpose of registering for sale an additional 500,000 shares of its common stock, par value $0.0001 per share, 75,000 of which may be sold by the registrant upon exercise of the underwriters’ option to purchase additional shares solely to cover over-allotments, if any. The additional shares that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement and the power of attorney included therein, are hereby incorporated by reference into this registration statement.

The required opinions and consents are attached hereto and filed herewith.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.     Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (File No. 333-258853), as amended, are incorporated by reference into, and shall be deemed a part of, this registration statement, and the following additional exhibits are filed herewith, as part of this registration statement:

Exhibit No.	Description

5.1	Opinion of Vinson & Elkins L.L.P. as to the validity of the securities being registered.

23.1	Consent of Weaver and Tidwell, L.L.P., independent registered public accounting firm for HighPeak Energy, Inc.

23.2	Consent of Cawley, Gillespie & Associates, Inc.

23.3	Consent of Vinson & Elkins L.L.P. (included as part of its opinion filed as Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page II-5 of the Registration Statement on Form S-1 (File No. 333-258853) filed on August 16, 2021).

____

* Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on October 20, 2021.

HIGHPEAK ENERGY, INC.

By:	/s/ Jack Hightower
Jack Hightower
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on October 20, 2021.

Signatures	Title

/s/ *	Chief Executive Officer and Chairman
Jack Hightower	(Principal Executive Officer)

/s/ Steven W. Tholen	Chief Financial Officer
Steven W. Tholen	(Principal Financial Officer)

/s/ *	Chief Accounting Officer
Keith Forbes	(Principal Accounting Officer)

/s/ *	Director
Jay M. Chernosky

/s/ *	Director
Keith A. Covington

/s/ *	Director
Sharon F. Fulgham

/s/ *	Director
Michael H. Gustin

/s/ *	President and Director
Michael L. Hollis

/s/ *	Director
Larry C. Oldham

*

The undersigned, by signing his name thereto, signs and executes this Registration Statement pursuant to the Powers of Attorney executed by the above named signatories and previously filed with the Securities and Exchange Commission on August 16, 2021.

/s/ Steve W. Tholen
Steve W. Tholen
Attorney-in-Fact

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